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                                                                 EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Omnicare, Inc. of our report dated January 29, 1997 on the Omnicare, Inc. consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which appears in the Current Report on Form 8-K, filed February 6, 1997. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1996 listed under item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the incorporation by reference of our report dated February 5, 1996 on the Omnicare, Inc. consolidated financial statements as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 which appears in the 1995 Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP
Cincinnati, Ohio
March 4, 1997